                           OFFER TO PURCHASE FOR CASH
                                     UP TO
              14,392,003 OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          IMCLONE SYSTEMS INCORPORATED

                                       AT

                              $70.00 NET PER SHARE

                                       BY

                    BRISTOL-MYERS SQUIBB BIOLOGICS COMPANY,
                          A WHOLLY OWNED SUBSIDIARY OF
                          BRISTOL-MYERS SQUIBB COMPANY
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    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 26, 2001, UNLESS THE OFFER IS EXTENDED.
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                                                              September 28, 2001

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated September 28, 2001 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "OFFER") relating to the Offer by Bristol-Myers Squibb Biologics Company, a Delaware corporation (the "PURCHASER") and a wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation ("PARENT"), to purchase up to 14,392,003 shares of common stock, par value $.001 per share ("SHARES") of ImClone Systems Incorporated, a Delaware corporation, at $70.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. This Offer is being made pursuant to the Acquisition Agreement, dated September 19, 2001, among Parent, the Purchaser and the Company (the "ACQUISITION AGREEMENT").

    We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $70.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for 14,392,003 Shares. If more than 14,392,003 shares are tendered and not withdrawn prior to the expiration of the Offer, than tendered Shares will be accepted for payment on a pro rata basis, as described in the Offer to Purchase.

        3. By a unanimous vote of those directors present and voting, the Board of Directors of the Company has approved the Acquisition Agreement and the transactions contemplated thereby. Accordingly, the Board of Directors of the Company recommends that stockholders of the Company tender their Shares in the Offer.

        4. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 26, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM
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    "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO
    EXTENDED BY THE PURCHASER, WILL EXPIRE.

        5. The Offer is conditioned upon (a) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer having expired or been terminated and (b) the other conditions to the Purchaser's obligations to purchase shares in the Offer set forth in the Acquisition Agreement having been satisfied or waived.

        6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to Lehman Brothers Inc., the dealer manager, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of up to 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by EquiServe Trust Company, N.A. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lehman Brothers Inc., the dealer manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
          FOR CASH UP TO 14,392,003 OUTSTANDING SHARES OF COMMON STOCK
                        OF IMCLONE SYSTEMS INCORPORATED

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Bristol-Myers Squibb Biologics Company, dated September 28, 2001 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal relating to shares of common stock, par value $.001 per share (the "SHARES"), of ImClone Systems Incorporated, a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

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  Number of Shares to be Tendered(1): _________________ Shares

                                   SIGN HERE

  ____________________________________________________________________________
   SIGNATURE(S)

   __________________________________________________________________________
   PLEASE TYPE OR PRINT NAME(S)

   __________________________________________________________________________

   __________________________________________________________________________
   PLEASE TYPE OR PRINT ADDRESS(ES)

   __________________________________________________________________________
   AREA CODE AND TELEPHONE NUMBER

   __________________________________________________________________________
   TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

   DATED: ____, 2001

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  (1)  Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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